                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report (Date of Earliest
                        Event Reported):  July 19, 1996




                      CHECKERS DRIVE-IN RESTAURANTS, INC.
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Delaware                      0-19649                 58-1654960
- ----------------------------          ------------         -------------------
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)         Identification No.)






    600 Cleveland Street, 8th Floor
          Clearwater, Florida                                        34615
- ---------------------------------------                           ---------
(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code:                813-441-3500

                       This Instrument contains 3 pages.

                           There is no Exhibit Index.

ITEM 5.  OTHER EVENTS.

      POSSIBLE CHANGE OF LENDERS

         On July 19, 1996 Checkers Drive-In Restaurants, Inc. ("Checkers") announced that a capital management firm located in the northeast U.S. is negotiating with Checkers and its bank syndicate to acquire the outstanding debt of Checkers under its credit facility.

         The necessity of making large principal and interest payments (totaling over $5.5 million to date in 1996) has hampered Checkers' ability to respond to the recent marketing blitz in the fast food industry and this has adversely affected sales. Anticipating the transfer of its credit facility debt, and due to impairment of its current cash flow, Checkers has not made a principal payment due under the facility on July 15, 1996.

         The bank syndicate and the proposed purchaser of the debt have tentatively agreed to postpone the principal payment due July 15, 1996, and waive any non-compliance with the terms of the credit facility until July 31, 1996, provided that the debt is assigned by that date. Failure to assign the debt by that date would result in a default under the credit facility.

         Although no assurance can be given that the parties will be successful, and failure would result in a default under the credit facility, following the assignment of the debt, Checkers intends to, and the capital management company has indicated its willingness to, renegotiate the terms of the facility before July 31 in order to establish a repayment schedule that Checkers will be able to meet in light of its current financial pressures. The capital management company also indicated that, following acquisition of the debt and pending certain asset sales that Checkers expects to consummate, it may be in a position to extend additional funds to Checkers in the immediate future to decrease its trade payables.

      RESIGNATION OF DIRECTOR

          Mr. Barry M. Alpert informed Checkers on July 22, 1996, that he was resigning as a Director of Checkers, effective immediately. Mr. Alpert did not cite any reasons for his resignation.

                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CHECKERS DRIVE-IN RESTAURANTS, INC.



                                        By:         /s/ Albert J. DiMarco
                                           ------------------------------------
                                                  Albert J. DiMarco President
                                                  and Chief Executive Officer

Dated:  July 22, 1996